Exhibit 99.3

Consent of EntrepreneurShares LLC

We hereby consent to (i) the inclusion of our fairness opinion letter dated March 11, 2024 (the “Opinion”), to the Board of Directors of Focus Impact BH3 Acquisition Company (“Focus Impact”) as Annex I to the proxy statement/prospectus which forms a part of the registration statement on Form S-4 of Focus Impact BH3 NewCo, Inc., filed with the United States Securities and Exchange Commission as of the date hereof (the “Registration Statement”) relating to the proposed transactions involving Focus Impact and XCF Global Capital, Inc. and (ii) all references to the Opinion in the sections of Registration Statement captioned:

•	“Questions and Answers—Did the board of directors of Focus Impact obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?”
•
“Questions and Answers—What are some of the positive and negative factors that Focus Impact’s board of directors considered when determining to enter into the Business Combination Agreement and its rationale for approving the Business Combination?

•	“Proposals to be Considered by Focus Impact’s Stockholders—Proposal No. 1-The Business Combination Proposal—The Background of the Business Combination”
•	“Proposals to be Considered by Focus Impact’s Stockholders—Proposal No. 1-The Business Combination Proposal—Focus Impact’s Board of Directors’ Reasons for the Approval of the Business Combination” and
•	“Proposals to be Considered by Focus Impact’s Stockholders—Proposal No. 1-The Business Combination Proposal—Opinion of EntrepreneurShares Valuation Services.”

In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in the Securities Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

Boston, Massachusetts
/s/ EntrepreneurShares LLC
July 30, 2024	EntrepreneurShares LLC